Exhibit 99

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: JANUARY 25, 2013		(513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER AND FIRST HALF ENDED DECEMBER 31, 2012

Cincinnati, OH; January 25, 2013 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported second quarter net sales of $71,082,000, an increase of 3% as compared to $68,774,000 in the same period of the prior fiscal year;

•	reported a second quarter (and first half) pre-tax non-cash goodwill impairment charge of $2,141,000 (or $1,552,000 after tax);

•	reported a second quarter net loss of $(2,450,000) or $(0.10) per share as compared to net income of $772,000 or $0.03 per share for the same period of the prior fiscal year;

•	reported first half net sales of $145,801,000, an increase of 9% as compared to $134,269,000 in the same period of the prior fiscal year; and

•	reported a first half net loss of $(620,000) or $(0.03) per share as compared to net income of $2,096,000 or $0.09 per share for the same period of the prior fiscal year

Financial Highlights
(In thousands, except per
share data; unaudited)

	Three Months Ended December 31			Six Months Ended December 31
	2012	2011	% Change	2012	2011	% Change
Net Sales	$71,082	$68,774	3%	$145,801	$134,269	9%

Operating Income (loss)	$(2,709)	$1,219	n/m	$318	$3,397	(91)%

Net Income (loss)	$(2,450)	$772	n/m	$(620)	$2,096	n/m

Earnings (loss) per share (diluted)	$(0.10)	$0.03	n/m	$(0.03)	$0.09	n/m

	12/31/12		6/30/12
Working Capital		$78,597		$83,702
Total Assets		$167,778		$175,226
Long-Term Debt	$	nil	$	nil
Shareholders’ Equity		$142,184		$149,368

LSI Industries Inc. Second Quarter and First Half 2013 Results
January 25, 2013

Second Quarter Fiscal 2013 Results

Net sales in the second quarter of fiscal 2013 were $71,082,000, an increase of 3% as compared to last year’s second quarter net sales of $68,774,000.  Lighting Segment net sales increased 0.4% to $53,743,000 with sales to national accounts and niche markets increasing 1.7%, sales to the Commercial / Industrial lighting market decreasing 4.1%, sales of $745,000 related to LED video screens decreasing 35.6%, and lighting sales to international markets of $4,241,000 increasing 33.2%.  In the other reportable business segments, Graphics Segment net sales increased 4.4% to $10,532,000, Electronic Components Segment net sales increased 17.7% to $4,959,000 and net sales of the All Other Category increased 96.2% to $1,848,000.  The Company’s second quarter net sales to the Petroleum / Convenience Store market were approximately $21.9 million, representing a $1.1 million or 5.2% increase over the same period of the prior year. In the second quarter of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $705,000 primarily in the Corporate Administrative expenses, with no comparable item in the second quarter of fiscal 2012.  The Company reported a non-cash $2,141,000 goodwill impairment in the Electronic Components Segment in the second quarter of fiscal 2013 with no corresponding impairment in the second quarter of fiscal 2012.  The fiscal 2013 second quarter net loss of $(2,450,000), or $(0.10) per share, compares to fiscal 2012 second quarter net income of $772,000, or $0.03 per share.  Earnings per share represents diluted earnings per share.

First Half Fiscal 2013 Results

Net sales in the first half of fiscal 2013 were $145,801,000, an increase of 9% as compared to last year’s first half net sales of $134,269,000.  Lighting Segment net sales increased 6.7% to $109,534,000 with sales to national accounts and niche markets increasing 8.4%, sales to the Commercial / Industrial lighting market decreasing 5.7%, sales of $5,018,000 related to LED video screens increasing 272.6%, and lighting sales to international markets of $7,981,000 increasing 27.8%.  In the other reportable business segments, Graphics Segment net sales increased 3.4% to $21,277,000, Electronic Components Segment net sales increased 24.3% to $10,713,000 and net sales of the All Other Category increased 80.2% to $4,277,000.  The Company’s first half net sales to the Petroleum / Convenience Store market were approximately $41.5 million, representing a $4.0 million or 10.6% increase over the same period of the prior year. In the first half of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $705,000 primarily in the Corporate Administrative expenses, with no comparable item in the first half of fiscal 2012.  The Company reported a $2,141,000 goodwill impairment in the Electronic Components Segment in the first half of fiscal 2013 as compared to a $258,000 goodwill impairment in the Graphics Segment in the first half of fiscal 2012.  The fiscal 2013 first half net loss of $(620,000), or $(0.03) per share, compares to fiscal 2012 first half net income of $2,096,000, or $0.09 per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at December 31, 2012 included current assets of $102.0 million, current liabilities of $23.4 million and working capital of $78.6 million, which includes cash of $14.5 million.  The current ratio was 4.4 to 1.  The Company has shareholders’ equity of $142.2 million, no long-term debt, and borrowing capacity on its commercial bank facilities as of December 31, 2012 of $34.7 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company’s planned growth, including acquisitions, if any.

LSI Industries Inc. Second Quarter and First Half 2013 Results
January 25, 2013

Cash Dividend Actions

In December 2012, the Board of Directors accelerated payment into December 2012 of the fiscal 2013 second quarter regular quarterly cash dividend of $0.06 per share.  Also, an additional cash dividend of $0.12 per share was paid in December 2012.  The indicated annual cash dividend rate for fiscal 2013 is $0.24 per share.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions, if any.

Company Comments

Robert J. Ready, Chief Executive Officer, commented, "As I write this message early in the third quarter, I am pleased to say that we now have before us a world-class opportunity that has the potential to have a major positive impact on our lighting revenues later this fiscal year.  But first I want to comment briefly on our second quarter.  Results were heavily impacted by a number of accounting elements.  First, we took a goodwill impairment charge of $2.14 million in our Electronic Components Segment in connection with our acquisition of Virticus.  This was a non-cash charge and should not be interpreted as a reduction in our intermediate and long-term outlook for this important part of our company.  Virticus is making solid progress and is an important part of our 'one-stop' capabilities.  Second, during the quarter we also conducted a careful and rigorous analysis of our inventory, particularly as it related to our technologically advanced solid-state products and components.  We have been on the leading edge of developing new solid-state LED products, including technology advances, since we entered the market with the acquisition of SACO Technologies in 2006.  As such, we have had to cope with adjusting our inventory levels and obsolescence factors on a different and more rapid basis than our conventional lines of lighting products.  After careful review, we decided to take the conservative, and we believe appropriate, position of providing an additional inventory reserve in the aggregate amount of $1.9 million (approximately $1.6 million after a U.S.-only tax benefit) during the second quarter.  The result of these inventory reserves is an improved quality of an already strong, debt-free balance sheet.  As a further accounting action, we reduced the contingent earn-out liability related to the acquisition of Virticus, and thereby recorded pre-tax income of $705,000 ($511,000 after income tax effect) primarily under the category of Corporate Administrative expenses.  We believe these actions were appropriate and will provide greater clarity and visibility into the earnings of LSI Industries as we move through the second half of fiscal 2013 and into fiscal 2014.

“As we look forward, we will be introducing important new solid-state lighting products during the third and fourth quarters, as well as solidifying a very new and substantial opportunity to expand our reach further into the commercial and industrial lighting market.  In this regard so far in the third quarter, we have already entered into new agreements with six leading specification-grade independent agent organizations covering key domestic markets.  We plan to tell you more about this major game-changing development later in the quarter, but suffice to say, it is expected to have a substantial impact on lighting revenues as well as a down-the-line favorable influence on graphics sales.

“We continue to make important industry leading progress in solid-state LED lighting, utilizing our technology, assets, knowledge of what the market wants, and product design capabilities to fulfill these needs.  During the second quarter, our advanced solid-state LED products represented about 33% of total lighting sales.

LSI Industries Inc. Second Quarter and First Half 2013 Results
January 25, 2013

“Although the second quarter was difficult for our Graphics business, we expect quite dramatic improvement during the third and fourth quarters based on a large retail grocery re-imaging project and additional new sales.

“I look forward to reporting to you more about our new opportunities soon.  Of course, we continue to look for ways to improve efficiencies, will likely need to add to our manufacturing capabilities to meet expected higher demand, and will continue to stay conservatively financed with a strong balance sheet."

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income for the three month period ended December 31, 2012 and the six month periods ended December 31, 2012 and 2011.  Adjusted net income (loss) and earnings (loss) per share, which excludes the impact of goodwill impairment and reversal of a contingent Earn-Out liability, are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income reported for the periods indicated.

 (in thousands, except per share data; unaudited)

	Second Quarter
	FY 2013	Diluted EPS	FY 2012	Diluted EPS
Reconciliation of net income (loss) to adjusted net income (loss):

Net income (loss) and earnings (loss) per share as reported	$(2,450)	$(0.10)	$772	$0.03

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	(511)	(0.02)	--	--

Adjustment for goodwill impairment, inclusive of the income tax effect	1,552	0.06	--	--

Adjusted net income (loss) and earnings (loss) per share	$(1,409)	$(0.06)	$772	$0.03

LSI Industries Inc. Second Quarter and First Half 2013 Results
January 25, 2013

(in thousands, except per share data; unaudited)

	First Half
	FY 2013	Diluted EPS	FY 2012	Diluted EPS
Reconciliation of net income (loss) to adjusted net income:

Net income (loss) and earnings (loss) per share as reported	$(620)	$(0.03)	$2,096	$0.09

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	(511)	(0.02)	--	--

Adjustment for goodwill impairment, inclusive of the income tax effect	1,552	0.06	258	0.01

Adjusted net income and earnings per share	$421	$0.02	$2,354	$0.10

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc. Second Quarter and First Half 2013 Results
January 25, 2013

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business. We are a vertically integrated manufacturer who combines integrated technology, design and manufacturing to produce the most efficient, high quality products possible.  Everything we build is done right here in one of our US plants.

We are committed to advancing solid-state technology to make affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we can provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we can provide design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Second Quarter and First Half 2013 Results
January 25, 2013

Condensed Consolidated Statements of Operations

 (in thousands, except per
 share data; unaudited)
	Three Months Ended December 31		Six Months Ended December 31
	2012	2011	2012	2011
Net sales	$71,082	$68,774	$145,801	$134,269

Cost of products and services sold	57,200	53,848	114,048	103,879

Gross profit	13,882	14,926	31,753	30,390

Selling and administrative expenses	14,450	13,707	29,294	26,735

Goodwill impairment	2,141	--	2,141	258

Operating income (loss)	(2,709)	1,219	318	3,397

Interest expense (income), net	(18)	37	2	77

Income (loss) before income taxes	(2,691)	1,182	316	3,320

Income tax expense (benefit)	(241)	410	936	1,224

Net income (loss)	$(2,450)	$772	$(620)	$2,096

Income (loss) per common share
Basic	$(0.10)	$0.03	$(0.03)	$0.09
Diluted	$(0.10)	$0.03	$(0.03)	$0.09

Weighted average common shares outstanding
Basic	24,307	24,298	24,306	24,295
Diluted	24,391	24,341	24,382	24,348

Condensed Consolidated Balance Sheets
 (in thousands, unaudited)

	December 31, 2012	June 30, 2012
Current Assets	$101,998	$106,623
Property, Plant and Equipment, net	43,302	42,526
Other Assets	22,478	26,077
	$167,778	$175,226

Current Liabilities	$23,401	$22,921
Long-Term Debt	--	--
Other Long-Term Liabilities	2,193	2,937
Shareholders’ Equity	142,184	149,368
	$167,778	$175,226